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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 May 9, 2002


                                 BIOCORAL, INC.
        ----------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

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
               Delaware                                                           33-0601504
    (State or other jurisdiction of                                   (I.R.S. Employer Identification No.)
    incorporation or organization)

    38 rue Anatole France, 92594              011-3314-757-9843                       N/A
    Levallois Perret Cedex France
    (Address of Issuer's principal        (Issuer's telephone number,              (Zip Code)
          executive offices)                  including area code)
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                                 Not Applicable
        ----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)







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Item 4. Changes in Registrant's Certifying Accountant.

         On April 17, 2002, BioCoral, Inc. ("BioCoral") informed J.H. Cohn LLP ("J.H. Cohn") that they would be dismissing J.H. Cohn as BioCoral's and its subsidiaries' (collectively, the "Company") principal independent public accountant. The decision to dismiss J.H. Cohn was recommended and approved by BioCoral's board of directors.

         The reports of J.H. Cohn on the Company's audited financial statements as of and for the years ended December 31, 2001 and December 31, 2000, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with its audits of the Company's financial statements as of and for the years ended December 31, 2001 and December 31, 2000, respectively, and during the subsequent interim period from January 1, 2002 through the date of dismissal, there were no disagreements with J.H. Cohn on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of J.H. Cohn, would have caused J.H. Cohn to make references to the subject matter of such disagreements in its reports on the Company's financial statements for such years and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during such period with respect to the Company and J.H. Cohn.

         The Company's board of directors recommended and approved the engagement of Rogoff & Company, P.C. as the Company's principal independent public accountant on April 8, 2002. Rogoff & Company, P.C. were engaged by the Company on April 15, 2002.


Item 7. Exhibits.

16.1 Letter from J.H. Cohn regarding change in registrant's certifying accountant.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 9, 2002



                                    BIOCORAL, INC.


                                    By:   /s/ Nasser Nassiri
                                       -------------------------------------
                                        Nasser Nassiri
                                        Chief Executive Officer and Chairman




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                                  EXHIBIT INDEX


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  Exhibit                       Description
  -------                       -----------
   16.1 Letter from J.H. Cohn regarding change in registrant's certifying accountant.
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